UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2010

OPENTABLE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-34357	94-3374049
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

799 Market Street, 4th Floor, San Francisco, California	94103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 344-4200

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)        On January 22, 2010, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of OpenTable, Inc. (the “Company”) approved the following 2010 base salaries and target bonus opportunities for the named executive officers of the Company (as identified in the Company’s final Prospectus related to its secondary public offering, which was filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on September 23, 2009).  The 2010 base salaries and target bonus opportunities set forth in the table below are effective January 1, 2010.  The Compensation Committee retains the discretion to further adjust base salaries and bonus opportunities for the named executive officers of the Company from time to time in the future.

Name and Principal Position	2010 Salary	2010 Target Bonus
Jeffrey Jordan, President and Chief Executive Officer	$500,000	—
Matthew Roberts, Chief Financial Officer	$275,000	—
Joel Brown, Senior Vice President, Operations	$275,000	—
Michael Dodson, Senior Vice President, Sales	$175,000	$250,000
Charlie McCullough, Senior Vice President, Engineering	$275,000	—

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 28, 2010	OPENTABLE, INC.

	By:	/s/ Matthew Roberts
Matthew Roberts
Chief Financial Officer

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